SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2010

CASTLE ARCH REAL ESTATE INVESTMENT COMPANY, L.L.C.

(Exact name of registrant as specified in its charter)

California	000-51230	20-1077312
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1284 Flint Meadow Dr., Suite D Kaysville, Utah 84037
(Address of principal executive offices)

(888) 501-2724
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)-(c) On November 8, 2010, our board of directors appointed Kirby D. Cochran as Chairman of the Board of Directors to replace William H. Davidson who resigned. Mr. Davidson tendered his resignation on November 4, 2010 and his resignation was accepted by our board of directors on November 8, 2010.

Mr. Cochran, age 56, has knowledge and experience investing in real estate, as well as both emerging growth and established operating companies. He is the former chief executive officer of the Company.  Mr. Cochran holds an M.B.A. from North Dakota State University and is an adjunct professor in the Business and Finance departments at the University of Utah.

(b)-(c) On November 8, 2010, a majority of our members elected Jeff Austin, our president, to the position of Chief Executive Officer replacing Kirby D. Cochran who is now Chairman of the Board of Directors of the Company.

Mr. Austin, age 55, has been with Castle Arch since its inception in 2004 and has been responsible for capitalizing the company's operations and project developments. Mr. Austin brings exceptional experience into this position. Prior to his engagement with Castle Arch, Jeff was President and a Director of Facilities Information Systems, Vice President of Channels for Quest Communications, the first vice president of sales for Corio (first enterprise ASP) which accomplish a substantial IPO and now owned by IBM, a Vice president of sales for PeopleSoft and a General Manager of JBA corporation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE ARCH REAL ESTATE INVESTMENT COMPANY, L.L.C.

Date: November 9, 2010

By: /s/ Jeff Austin

Jeff Austin

Chief Executive Officer and member

of the board

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